Exhibit 10.1

FIRST AMENDMENT TO SECOND AMENDED

AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (the “Agreement”) dated as of October 29, 2010 (the “First Amendment”), is by and among LHC GROUP, INC., a Delaware corporation (the “Borrower”), the LENDERS, and CAPITAL ONE, NATIONAL ASSOCIATION, a national banking association, individually as a Lender and as Administrative Agent, and CAPITAL ONE, NATIONAL ASSOCIATION, as sole bookrunner and sole lead arranger.

RECITALS:

1. The Borrower, JPMorgan Chase Bank, N.A., and Capital One, National Association, individually as a Lender and as Administrative Agent, are the parties to that certain Second Amended and Restated Credit Agreement dated as of October 12, 2010 (the “Agreement”).

2. The Borrower intends to purchase or redeem certain of its capital stock.

3. Accordingly, the parties have agreed to make certain changes to the Agreement.

NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants hereinafter set forth and intending to be legally bound hereby, do hereby amend the Agreement and agree as follows:

A. Defined Terms. Capitalized terms used herein which are defined or used in the Agreement are used herein with such meanings, except as may be otherwise expressly provided in this First Amendment.

B. Amendment to Definitions.

1. The definition of the term “Consolidated Net Worth” in the Agreement is hereby deleted in its entirety and restated as follows:

“Consolidated Net Worth” shall mean the total assets of the Borrower and its Subsidiaries, excluding all treasury stock repurchases, minus the total liabilities of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

2. The following new definition is hereby added to the Agreement:

“First Amendment” The words “First Amendment” shall mean that certain First Amendment to Second Amended and Restated Credit Agreement dated as of October 29, 2010 among the Borrower, the Lenders, and Capital One, National Association, a national banking association, individually as a Lender and as Administrative Agent, and

Capital One, National Association, as sole bookrunner and sole lead arranger.

C. Revised Compliance Certificate. A revised Compliance Certificate is attached to this First Amendment as Exhibit A.

D. Restatement of Section 2.2.5. Section 2.2.5 of the Agreement is hereby deleted and restated as follows:

Section 2.2.5. Use of Proceeds. The Borrower shall use the proceeds of the Revolving Loans (i) to refinance all existing senior unsecured debt, (ii) to finance certain Acquisitions and capital expenditures, (iii) for working capital, (iv) to issue Letters of Credit, and (v) for other general corporate purposes. In addition, Borrower is permitted to use proceeds from Revolving Loans in order to repurchase up to 2,000,000 of its outstanding shares of stock.

E. Amendment to Article XIII. Article XIII of the Agreement is hereby amended and supplemented to include the following new negative covenant as Section 13.9:

Section 13.9. Stock Repurchases. The Borrower shall not, without the prior written consent of the Required Lenders, repurchase more than 2,000,000 shares of its outstanding stock.

F. Conditions Precedent. The obligations of the Lenders under the Agreement, as amended by this First Amendment, shall be subject to the satisfaction of the following conditions precedent: the Agent’s receipt of (i) this First Amendment, executed by the Borrower and all of the Lenders, and acknowledged and consented to by the Guarantors; and (ii) copies of all other documents, instruments and certificates which the Agent, Lenders or their counsel may reasonably request in connection herewith.

G. Confirmation of Related Documents. It is the intention of the parties that all of the liens, privileges, priorities, and equities existing and to exist under and in accordance with the terms of the Collateral Documents are hereby renewed, extended, and carried forward as security for the Indebtedness.

H. Representation. On and as of the date hereof, and after giving effect to this First Amendment, the Borrower confirms, reaffirms and restates the representations and warranties set forth in the Agreement; provided, that each reference to the Agreement herein shall be deemed to include the Agreement as amended by this First Amendment. The Borrower also represents and warrants that no Default or Event of Default has occurred and is continuing under the Agreement.

I. Amendments. THE AGREEMENT AND THIS FIRST AMENDMENT ARE CREDIT OR LOAN AGREEMENTS AS DESCRIBED IN LA. R.S. 6:§1121, ET SEQ. THERE ARE NO ORAL AGREEMENTS AMONG LENDERS OR AGENT AND THE BORROWER. THE AGREEMENT, AS AMENDED BY THIS FIRST AMENDMENT,

AND THE OTHER LOAN DOCUMENTS SET FORTH THE ENTIRE AGREEMENT OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ALL PRIOR WRITTEN AND ORAL UNDERSTANDINGS BETWEEN THE PARTIES, WITH RESPECT TO THE MATTERS HEREIN AND THEREIN SET FORTH. THE AGREEMENT, AS AMENDED BY THIS FIRST AMENDMENT, CANNOT BE MODIFIED OR AMENDED EXCEPT BY A WRITING SIGNED AND DELIVERED BY ALL THE PARTIES.

J. Waiver of Defenses. In consideration of the Agent’s and the Lender’s execution of this First Amendment, the Borrower does hereby irrevocably waive any and all claims and/or defenses to payment on any Indebtedness arising under the Agreement and owed by Borrower to Lenders that may exist as of the date of execution of this First Amendment.

K. Payment of Expenses. The Borrower agrees to pay or reimburse the Agent for all legal fees and reasonable expenses of counsel to the Agent in connection with the transactions contemplated by this First Amendment.

L. Governing Law: Counterparts. This First Amendment shall be governed by and construed in accordance with the laws of the State of Louisiana. This First Amendment may be executed in any number of counterparts, all of which counterparts, when taken together, shall constitute one and the same instrument.

M. Continued Effect. Except as expressly modified herein, the Agreement, as amended by this First Amendment, shall continue in full force and effect. The Agreement, as amended by this First Amendment, is hereby ratified and confirmed by the parties hereto.

N. Resolutions/Consents. The Borrower hereby certifies to Agent and the Lenders that all authorizations, consents, and resolutions previously delivered to the Agent and Lenders in connection with the Agreement remain in effect and the Agent and the Lenders may continue to rely on the same.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Borrower:
LHC GROUP, INC.
a Delaware corporation

By:
Name:
Title:

Agent:
CAPITAL ONE, NATIONAL ASSOCIATION

By:
		Name:	Grant Guillotte
		Title:	Vice President

Lenders:

CAPITAL ONE, NATIONAL ASSOCIATION

Line of Credit	By:
Loan Commitment: $40,000,000.00		Name:	Grant Guillotte
Percentage: 53%		Title:	Vice President

JPMORGAN CHASE BANK, N.A.

Line of Credit	By:
Loan Commitment: $35,000,000.00		Name:
Percentage: 47%		Title:

Exhibit “A”

COMPLIANCE CERTIFICATE

Date

Capital One, National Association, as Agent

P. O. Box 3847

Lafayette, LA 70502

Attn: Mr. Grant Guillotte

Dear Mr. Guillotte:

This Compliance Certificate is submitted pursuant to the requirements of that Second Amended and Restated Credit Agreement (the “Credit Agreement”) dated as of October 12, 2010, by and among LHC Group, Inc. (the “Borrower”), Capital One, National Association, as Agent, and the Lenders.

Under the appropriate paragraphs of the Credit Agreement, we certify that, to the best of our knowledge and belief, no condition, event, or act which, with or without notice or lapse of time or both, would constitute an Event of Default under the terms of the Credit Agreement, has occurred during the 3 month period ending                                          (the “Reporting Period”). Also, to the best of our knowledge, the Borrower and each Guarantor have complied with all provisions of the Credit Agreement.

Additionally, the Borrower submits the following financial information for the Reporting Period in accordance with the financial covenants and ratios contained in the Credit Agreement.

I.	MINIMUM FIXED CHARGE COVERAGE (Tested Quarterly on rolling 4 quarters basis)

(a)	Borrower’s EBITDA	$

(b)	Borrower’s consolidated lease/rent expense	$

(c)	Borrower’s consolidated unfinanced capex	$

(d)	Sum of (a) + (b) - (c)	$

(e)	Sum of consolidated prior period current maturities of long term debt	$

(f)	Interest Expense	$

(g)	Lease/rent expense	$

(h)	Cash taxes	$

(i)	Sum of (e) + (f) + (g) + (h)	$

Ratio (d to i)	to 1.00

Minimum Fixed Charge Coverage	1.50 to 1.00

II.	CONSOLIDATED NET WORTH (Tested Quarterly)

(a)	Borrower’s Consolidated Net Worth¹ as of	$

(b)	50% of net income (if positive) for each quarter after 6-30-09	$

(c)	85% of the net proceeds to Borrower from any equity capital transaction after 6-30-09[12]	$

(d)	Sum of (a)+(b)+(c)	$

(e)	Minimum consolidated net worth required as of September 30, 2010		$200,000,000.00

(f)	Minimum consolidated net worth required after September 30, 2010		$200,000,000.00
			+(b)+(c)

III.	LEVERAGE RATIO

(Tested Quarterly on a rolling four quarters basis)

(a) Borrower’s EBITDA	$

(b) Sum of senior funded Debt of Borrower and Subsidiaries to Lenders (or any of them) plus interest expense	$

Ratio (a to b)		to 1.00

Maximum Senior Funded Debt to EBITDA permitted		2.00 to 1.00

IV.	ACQUISITIONS

(a)	Borrower or a Guarantor have entered into the following Acquisitions:

(b)	Attached hereto as Exhibit A are original copies of the Joinder Agreement to the Guaranty executed by such new Subsidiaries acquired pursuant to the Acquisitions set forth in IV(a) above.

1	Consolidated Net Worth calculation excludes treasury stock repurchases.
2.	Equity capital includes (i) the purchase of stock in Borrower resulting from exercise of stock options if Borrower repurchases such stock within 120 days of exercise of option and (ii) purchase of stock in Borrower as a result of Borrower’s employee stock purchase plan if Borrower repurchases such stock within 120 days of the exercise of applicable plan rights.

(c) Attached hereto as Exhibit B are the Operating Agreement (or similar document), Certificate of Formation (or similar document), Resolutions and Good Standing Certificate for each new Guarantor.

Sincerely,

LHC GROUP, INC.

By:
NAME:
TITLE: